EXHIBIT 1

JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: September 2, 2020

Monarch Alternative Capital LP

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer

MDRA GP LP
By: Monarch GP LLC, as general partner

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

Monarch GP LLC

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member